May 16, 2021                                    Exhibit 10.2
Neil Josephson

Zymeworks Biopharmaceuticals Inc.

Dear Neil,
Re: Interim Chief Medical Officer

On behalf of the senior leadership team and the Board of Directors, I am pleased to confirm your position as Interim Chief Medical Officer. Your acceptance of this assignment will Include the following changes to your compensation package, effective May 16, 2021.

Your base compensation will remain the same as you take on this interim assignment.

Base Pay (no change)	$453,200
One-time bonus (payable May 31, 2021)	$10,000
Annual bonus target (no change)	35%
Additional Interim Bonus Target (payable in March 2022)	5%
Additional Stock Option Grant (granted May 6, 2021)	15,000

This is well deserved! I want to personally thank you for all your contributions and commitment to Zymeworks’ success. It is appreciated.

Sincerely,

/s/ Kathy O’Driscoll

Kathy O'Driscoll
Chief People Officer
Zymeworks Inc. 540-1385 West 8th Ave, Vancouver, BC, Canada, V6H 3V9 www.zymeworks.com